UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2019 (May 17, 2019)

MRI Interventions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34822	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Musick

Irvine, Ca. 92618

(Address of Principal Executive Offices, and Zip Code)

(949) 900-6833

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MRIC	OTCQB Marketplace

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2019, MRI Interventions, Inc. (the “Company”) completed its previously announced private placement of common stock (the “Financing Transaction”), pursuant to the terms of a Securities Purchase Agreement dated May 9, 2019 (the “Purchase Agreement”), by and among the Company and certain investors (collectively, the “Investors”). At the closing, in accordance with the terms and conditions of the Purchase Agreement, the Company sold to the Investors an aggregate of 2,426,455 shares of the Company’s common stock (the “Shares”).

In connection with the sale of the Shares, the Company received aggregate gross proceeds of approximately $7.522 million before deducting offering expenses. The Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties), certain information rights and other rights, obligations and restrictions, which the Company believes are customary for transactions of this type.

The Purchase Agreement provides that, from and after the closing of the Financing Transaction and ending on the date that the lead Investor, PTC Therapeutics, Inc. (“PTC”), no longer beneficially owns at least 500,000 shares of the Company’s common stock, as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification (the “Board Rights Termination Date”), PTC shall have the right to designate a director nominee for nomination to the Company’s board of directors (the “Board”) and the Company shall, as applicable, appoint the director nominee to the Board and include the director nominee in the Company’s slate of nominees for stockholders’ meetings at which directors are elected and take all actions necessary or advisable to recommend the director nominee for election to the Board, pursuant to the terms of the Purchase Agreement.

The Purchase Agreement also provides PTC with the right to participate in a subsequent financing (as defined in the Purchase Agreement) by the Company at any time prior to the later of the date that is the twenty-four month anniversary of the closing of the Financing Transaction and the date as of which PTC beneficially owns less than 500,000 shares of the Company’s common stock in an amount of such subsequent financing equal to up the greater of such portion of the subsequent financing that is equal to the number of shares of Company common stock deemed to be beneficially owned by PTC immediately prior to the closing of the subsequent financing, divided by the total number of shares of Company common stock outstanding (including any shares of Company common stock issuable upon conversion or exercise of outstanding Company common stock equivalents deemed to be beneficially owned by PTC and included in the numerator) immediately prior to the closing of the subsequent financing or 10.5% of the subsequent financing, pursuant to the terms of the Purchase Agreement.

In addition, the Purchase Agreement provides PTC with certain registration rights, including the right to require the Company to register with the SEC all or a portion of PTC’s registrable securities (as defined in the Purchase Agreement) at any time after the earlier of the date that is the twenty-four month anniversary of the closing of the Financing Transaction and the Board Rights Termination Date and piggyback rights with respect to registration statements and underwritten offerings of the Company, pursuant to the terms of the Purchase Agreement.

The foregoing description of the terms and conditions of the Purchase Agreement is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2019 and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

In the Financing Transaction, the Shares were issued and sold to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws. The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, that the Investors did not acquire the Shares with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available. The Company intends to file a Form D in accordance with the requirements of Regulation D under the Securities Act in connection with the sale of the Shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

Effective as of the closing of the Financing Transaction and pursuant to the Purchase Agreement, the Board, with the recommendation of the Corporate Governance and Nominating Committee of the Board, appointed Marcio Souza, age 40, to serve as a director of the Company, until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal. In order to accommodate this appointment, the Board has increased the size of the Board from six members to seven members. Additionally, the Company has agreed to take any and all actions necessary to include Mr. Souza in the Company’s slate of nominees for the election of directors at the Company’s 2019 annual stockholders meeting.

Mr. Souza has served as PTC’s Chief Operating Officer since June 2017. Mr. Souza joined PTC in July 2014 as Vice President of Global Marketing and became Senior Vice President, Head of Global Product Strategy, in June 2016. From October 2012 until July 2014, Mr. Souza was the Executive Director of Marketing for NPS Pharmaceuticals, a biopharmaceutical company. From 2007 until 2012, Mr. Souza worked for Shire HGT, a biopharmaceutical company, in various positions of increasing responsibility in Latin America, the United States, and Switzerland, most recently as Senior Director, Global Commercial. Mr. Souza holds a graduate degree in pharmacy and biochemistry from University of Sao Paulo and has received his MBA from Fundacao Dom Cabral in Brazil.

Pursuant to the Purchase Agreement, Mr. Souza has agreed to forego any compensation, cash or otherwise, from the Company in connection with his service on the Board; provided, however, Mr. Souza shall be entitled to the benefits of the same insurance, indemnification, reimbursement and other policies generally applicable to non-employee directors of the Board. Related thereto, the Company has entered into its standard form of indemnification agreement with Mr. Souza (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Souza under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company, any subsidiary of the Company or any other company or enterprise to which he provides services at the Company’s request.

The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and is incorporated herein by reference.

With the exception of the Purchase Agreement, there are no arrangements or understandings between Mr. Souza and any other persons pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Souza and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Other than Mr. Souza’s position at PTC, there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Souza and the Company.

Item 7.01.	Regulation FD Disclosure.

On May 17, 2019, the Company issued a press release announcing the closing of the Financing Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01.	Other Events.

In connection with the Financing Transaction described in Items 1.01 and 3.02 of this Current Report on Form 8-K and the Purchase Agreement, pursuant to which the Company issued and sold to the Investors an aggregate of 2,426,455 Shares, for an aggregate purchase price of approximately $7,522,000. As a result, the Company’s stockholder equity increased from approximately $443,000 to approximately $7,865,000 as of March 31, 2019, on a pro forma basis. In connection with the foregoing, an unaudited condensed consolidated pro forma balance sheet of the Company as of March 31, 2019 is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The attached unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the Financing Transaction occurred as of the date indicated, nor should it be taken as necessarily indicative of the future financial position or results of operations of the Company.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 1, 2019 (the “Form 10-K”) and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 13, 2019 (the “Form 10-Q”). The unaudited condensed consolidated pro forma financial information gives effect to the Financing Transaction as if it had occurred as of March 31, 2019 for the purposes of the unaudited consolidated pro forma balance sheet.

The pro forma financial information is subject to risks and uncertainties, including those discussed in the Form 10-K and the Form 10-Q under the caption “Risk Factors”.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement by and between the Company and the Investors
99.1	Press Release dated May 17, 2019
99.2	Unaudited condensed consolidated pro forma balance sheet of the Company as of March 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2019	MRI INTERVENTIONS, INC.

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer